UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Elm Street Dallas, Texas		75270 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 854-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 10, 2005, a lawsuit named Congregation Ezra Sholom vs. Blockbuster Inc.; National Amusements, Inc.; Viacom, Inc.; John F. Antioco; Richard J. Bressler; Jackie M. Clegg; Philippe P. Dauman; Michael D. Fricklas; Linda Griego; Mel Karmazin; John L. Muething; Sumner M. Redstone; and Larry J. Zine was filed in the United States District Court for the Northern District of Texas. The plaintiff purports to bring the suit as a securities fraud class action lawsuit on behalf of itself and all others who acquired Blockbuster shares pursuant to Viacom’s exchange offer that commenced on September 8, 2004, or on the open market between September 8, 2004, and August 9, 2005, inclusive. The defendants include some of Blockbuster’s current and former officers and directors, who may claim a right to indemnification or be granted indemnification from Blockbuster with respect to the lawsuit. The lawsuit alleges, among other things, that Blockbuster and Viacom knowingly or recklessly made materially false and misleading statements about Blockbuster’s business performance and prospects, including statements relating to Blockbuster’s business initiatives and cash flows, in various SEC filings, registration statements, press releases, and other public statements, thereby violating various provisions of the federal securities laws. The lawsuit seeks unspecified compensatory damages, reasonable costs and expenses, and such other relief as the court deems proper. Blockbuster intends to defend itself vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: November 14, 2005	By:	/s/ Edward B. Stead
Edward B. Stead Executive Vice President, General Counsel